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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of eGain Communications Corporation of our report dated February 21, 2000, except as to Note 6 which is as of March 7, 2000, relating to the financial statements of Big Science Company, which appears in such Registration Statement on Form S-4 (No. 333-34848). We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Atlanta, Georgia
June 26, 2000